As filed with the Securities and Exchange Commission on May 20, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ROSETTA STONE INC.

(Exact name of registrant as specified in its charter)

Delaware	043837082
(State or other jurisdiction of incorporation or organization)	(I.R.S Employer Identification No.)

1621 North Kent Street, Suite 1200, Arlington, Virginia	22209
(Address of Principal Executive Offices)	(Zip Code)

Rosetta Stone Inc. 2019 Omnibus Incentive Plan

(Full title of the plan)

Sonia Galindo

General Counsel and Secretary

1621 North Kent Street

Suite 1200

Arlington, Virginia 22209

703-387-5800

(Name, address, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, $0.00005 par value per share	2,350,000	$25.30	$59,455,000	$7,206

(1) Pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an additional number of shares as may be necessary to adjust the number of shares being offered or issued pursuant to the plans as a result of stock splits, stock dividends or similar transactions.

(2) Estimated in accordance with Rules 457(c) and (h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee, based upon the average high and low prices of the Common Stock on May 14, 2019, as reported on the NYSE.

EXPLANATORY NOTE

Rosetta Stone Inc. (the “Registrant”) has prepared this Registration Statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended, to register an additional 2,350,000 shares of its Common Stock, par value $0.00005 per share, available for grant under the Rosetta Stone Inc. 2019 Omnibus Incentive Plan (the “2019 Plan”).   The Board of Directors adopted, and on May 16, 2019, the stockholders of the Registrant approved, the 2019 Plan.

Pursuant to General Instruction E to Form S-8, this Registration Statement incorporates by reference the Registrant’s following Registration Statements, except as otherwise updated or modified in this Registration Statement: Form S-8 filed with the SEC on May 24, 2017 (File Number 333-218215); Form S-8 filed with the SEC on June 12, 2015 (File Number 333-204904); Form S-8 filed with the SEC on December 17, 2014 (File Number 333-201025); Form S-8 filed with the SEC on August 9, 2013 (File Number 333-190528); Form S-8 filed with the SEC on August 8, 2012 (File Number 333-183148); Form S-8 filed with the SEC on March 30, 2012 (File Number 333-180483); Form S-8 filed with the SEC on April 28, 2009 (File Number 333-158828).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.    Incorporation of Documents by Reference.

The following documents, which are on file with the Securities and Exchange Commission (the “Commission”), are incorporated herein by reference:

1.	The Registrant’s Annual Report on Form 10-K for the Registrant’s fiscal year ended December 31, 2018;

2.	The Registrant’s Quarterly Report on Form 10-Q for the Registrant’s quarter ended March 31, 2019; and

3.	The description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A filed on April 13, 2009.

All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, including any exhibits included with such information, unless otherwise indicated therein) after the date of this Registration Statement, but prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents. Our Commission File Number is 001-34283.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 5.    Interests of Named Experts and Counsel.

The validity of the Common Stock offered hereby will be passed upon for the Registrant by Sean J. Klein, Deputy General Counsel of the Registrant.  Mr. Klein owns the Registrant’s Common Stock and holds performance stock units issued pursuant to the Company’s Amended and Restated 2009 Omnibus Incentive Plan.

ITEM 8.    Exhibits.

The exhibits listed below are filed or incorporated by reference as part of this Registration Statement.

Exhibit No.	Exhibit Description

3.1

Second Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.2 to Amendment No. 3 to the Company’s Registration Statement on Form S-1 (No. 333-153632) filed on February 23, 2009).

3.2	Third Amended and Restated Bylaws (incorporated herein by reference to Exhibit 3.1 filed with the Company's Current Report on Form 8-K filed on November 22, 2016).
4.1

Specimen certificate evidencing shares of Common Stock of the Company (incorporated herein by reference to Exhibit 4.1 to Amendment No. 3 to the Company’s Registration Statement on Form S-1 (No. 333-153632) filed on February 23, 2009).

5.1*	Opinion of Counsel regarding legality of securities being registered
23.1*	Consent of Deloitte & Touche LLP, independent registered public accounting firm
23.2*	Consent of Counsel (contained in Exhibit 5.1)
24.1*	Power of Attorney (included as part of signature page to this Registration Statement)
99.1*	Rosetta Stone Inc. 2019 Omnibus Incentive Plan

*     Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Arlington, Commonwealth of Virginia, on May 20, 2019.

ROSETTA STONE INC.

By:	/s/ SONIA GALINDO
Sonia Galindo
General Counsel and Secretary

POWER OF ATTORNEY

We, the undersigned officers and directors of Rosetta Stone Inc., hereby severally constitute and appoint Thomas M. Pierno and Sonia Galindo, and each of them singly (with full power to each of them to act alone), as our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for each of us and in our name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ A. JOHN HASS III	Chief Executive Officer and Chairman of the Board	May 20, 2019
A. John Hass III	(Principal Executive Officer)

/s/ THOMAS M. PIERNO	Chief Financial Officer	May 20, 2019
Thomas M. Pierno	(Principal Financial Officer)

/s/ M. SEAN HARTFORD	Vice President, Controller and Principal Accounting Officer	May 20, 2019
M. Sean Hartford	(Principal Accounting Officer)

/s/ LAURENCE FRANKLIN	Director	May 20, 2019
Laurence Franklin

/s/ PATRICK W. GROSS	Director	May 20, 2019
Patrick W. Gross

/s/ GEORGE A. LOGUE	Director	May 20, 2019
George A. Logue

/s/ DAVID NIERENBERG	Director	May 20, 2019
David Nierenberg

/s/ JESSIE WOOLLEY-WILSON	Director	May 20, 2019
Jessie Woolley-Wilson

/s/ STEVEN P. YANKOVICH	Director	May 20, 2019
Steven P. Yankovich